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                                                                   EXHIBIT 10.53

                            INDEMNIFICATION AGREEMENT


                  THIS INDEMNIFICATION AGREEMENT ("Agreement") is entered into as of the ____ day of March, 2003, by and among T. Kendall Hunt ("Hunt") and VASCO Data Security International, Inc., a Delaware corporation ("VASCO").

                                R E C I T A L S :

                  A. As required by that certain Convertible Loan Agreement, dated August 4, 1997, by and among VASCO and Banque Paribas Belgique ("Banque Paribas") (as amended and restated as of August 7, 2001, the "Loan Agreement"), Hunt entered into that certain Pledge Agreement, dated July 15, 1997 (the "Pledge Agreement").

                  B. Pursuant to the Pledge Agreement, Hunt granted to Banque Paribas a first lien on and a first and prior security interest in and right of set off against 1,416,666 shares of VASCO common stock (the "Original Pledged Shares") as security for the payment to Banque Paribas by VASCO of its obligations under the Loan Agreement.

                  C. The rights granted to Banque Paribas under the Pledge Agreement are only effective in the event of a default by VASCO under its Loan Agreement with Banque Paribas.

                  D. The Pledge Agreement requires that, throughout the duration of the Loan Agreement, the market value of the shares of VASCO common stock pledged thereunder be equal to at least 125% of $3,400,000.

                  E. As successor to Banque Paribas, Dexia Banque Belgique S.A. (the "Lender") has notified Hunt that the current value of the Original Pledged Shares is insufficient to meet the requirements of the Pledge Agreement and that Hunt is required to pledge an additional 5,120,000 shares of VASCO common stock (the "Additional Pledged Shares" and, with the Original Pledged Shares, the "Pledged Shares") under the terms of the Pledge Agreement.

                  F. Hunt desires to pledge the Additional Pledged Shares to Lender on the condition that VASCO provide Hunt with certain indemnification obligations as more specifically set forth herein.

                  G. VASCO acknowledges its responsibility to comply with the terms of the Loan Agreement and desires to provide Hunt with certain indemnification obligations, that would only be effective in the event of a default by VASCO under the terms of the Loan Agreement, as more specifically set forth herein.


                  NOW, THEREFORE, in consideration of foregoing recitals, which are incorporated herein by this reference, and of the premises and mutual covenants herein contained, and intending to be legally bound, the parties hereto agree as follows:


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              1.  Indemnification.

                  a. VASCO shall indemnify Hunt from and against any claim, demand, controversy, dispute, cost, loss, damage, expense, judgment and/or liability incurred by or imposed upon Hunt as a result of any action by the Lender with respect to the Pledged Shares, including, without limitation, Lender's sale or other disposition of the Pledged Shares (the "Indemnification").

                  b. VASCO and Hunt agree that the Indemnification shall be satisfied, if at all, by means of a payment schedule commercially reasonable to VASCO and mutually agreeable to both VASCO and Hunt after good faith negotiation between the parties.

                  2. Governing Law. THIS AGREEMENT IS INTENDED TO TAKE EFFECT AS A SEALED INSTRUMENT AND SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO CONFLICTS-OF-LAW PRINCIPLES.

                  3. Notice. Except as otherwise provided herein, all notices, requests and demands to or upon a party hereto, to be effective, shall be in writing and sent in the manner and to the addresses set forth on the signature page of this Agreement.

                  4. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts and by means of facsimile, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute on and the same agreement.

                  5. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the successors or assigns of VASCO and Hunt and shall constitute a continuing agreement, applying to all future as well as existing transactions between VASCO and Hunt, or their successors and assigns.

                  6. Entire Agreement. This Agreement represents the entire agreement between the parties with respect to the subject matter hereof. Any amendment or other modification of this Agreement shall be effective only if in a writing signed by both of the parties hereto.

                  7. Miscellaneous. The headings of each section of this Agreement are for convenience only and shall not define or limit the provisions thereof. This Agreement and all rights and obligations hereunder shall be binding upon VASCO and its successors and assigns, and shall inure to the benefit of Hunt and his successors and assigns. If any term of this Agreement shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall in no way be affected thereby, and this Agreement shall be construed and be enforceable as if such invalid, illegal or unenforceable term had not been included herein. VASCO acknowledges receipt of a copy of this Agreement.


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                  IN WITNESS WHEREOF, the parties have executed this
Indemnification Agreement as of the date and year first above written.



                               VASCO DATA SECURITY INTERNATIONAL, INC.

                               By:_____________________________________
________________________       Name:
T. Kendall Hunt                Title:
[ADDRESS]                      1901 South Meyers Road
                               Suite 210
                               Oakbrook Terrace, Illinois  60181
                               Fax:



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